                                                                   Exhibit 12.1


                         WELLPOINT HEALTH NETWORKS INC.
                    CALCULATION OF EARNINGS TO FIXED CHARGES

                              [dollars in millions]

                                        Three Months Ended
                                             March 31,                              Year Ended December 31,
                                        ------------------           ----------------------------------------------------
                                         1996        1995             1995        1994       1993        1992       1991
                                        ------      ------           ------      ------     ------      ------     ------
Earnings from continuing operations
   (including extraordinary items)
   before income taxes...............   $101.0      $ 99.9           $302.8      $352.0     $291.8      $289.1     $244.6

Interest on borrowings...............       -           -                -           -          -           -          -

One-third of rents...................      1.1         1.6              6.2         5.8        4.3         4.1        4.0
                                        ------      ------           ------      ------     ------      ------     ------

                                        $102.1      $101.5           $309.0      $357.8     $296.1      $293.2     $248.6
                                        ======      ======           ======      ======     ======      ======     ======



Fixed Charges:

   Interest on borrowings............   $  -        $  -             $  -        $  -       $  -        $  -       $  -

   One-third of rents................      1.1         1.6              6.2         5.8        4.3         4.1        4.0
                                        ------      ------           ------      ------     ------      ------     ------

                                        $  1.1      $  1.6           $  6.2      $  5.8     $  4.3      $  4.1     $  4.0
                                        ======      ======           ======      ======     ======      ======     ======



Ratio of earnings to fixed charges...    92.82       63.44            49.84       61.69      68.86       71.51      62.15
                                        ======      ======           ======      ======     ======      ======     ======

                                       24.